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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              -----------------------------------------------------

                                    FORM 8-K

              -----------------------------------------------------



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         September 5, 1997                              0-16132
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          Date of Report                         Commission File Number
(Date of earliest event reported)


                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                                    22-2711928
---------------------------------        ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)



                               7 Powder Horn Drive
                            Warren, New Jersey 07059
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (908) 271-1001
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.   Other Events.

          On September 5, 1997, Celgene Corporation (the "Company") issued a press release announcing that thalidomide had received a positive recommendation from a U.S. Food and Drug Administration advisory committee for the treatment of certain complications inherent in erythema nodosum leprosum, a severe and debilitating condition associated with leprosy. The press release is filed as an exhibit hereto and is hereby incorporated by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


          (a)  not applicable

          (b)  not applicable

          (c)  Exhibits
               --------

               99   Press Release, dated September 5, 1997.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 18, 1997                    CELGENE CORPORATION



                                            By:   /s/ John W. Jackson
                                                  -------------------
                                            Name:   John W. Jackson
                                            Title:  Chairman of the Board and
                                                     Chief Executive Officer


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                                                                      EXHIBIT 99


     Thalidomide Recommended for FDA Approval by U.S. FDA Advisory Committee

              First-Line Treatment for Leprosy Awaits FDA Approval


BETHESDA, Md. Sept. 5, 1997-- Celgene Corp. (NASDAQ:CELG) today announced that thalidomide has received a positive recommendation from a U.S. Food and Drug Administration (FDA) advisory committee for the treatment of certain complications inherent in erythema nodosum leprosum (ENL), a severe and debilitating condition associated with leprosy.

The Dermatologic and Opthalmic Advisory Committee (DOAC), which has met over the last two days here, determined that the efficacy of thalidomide in the treatment of fever and skin lesions, two of the more serious manifestations of ENL, has been demonstrated. When asked by DOAC chairman, Joseph Maguire, Jr., M.D., professor of dermatology and pediatrics at Stamford University School of Medicine, whether the benefits of thalidomide outweigh its risks in the treatment of systemic ENL syndrome, the committee voted eight-to-one in the affirmative, with one abstention.

"This is a significant step forward toward bringing Celgene's thalidomide to the many patients for whom there are few, if any alternatives," said John W. Jackson, chairman and CEO of Celgene Corp. "This action confirms studies which have shown thalidomide to be an effective treatment for ENL." The committee also considered a variety of issues concerning the efficacy, safety and commercial distribution of thalidomide for the treatment of ENL, casting individual votes on each, while making additional recommendations for continued study of the product.

ENL is a severe and painful complication of leprosy, a disease which afflicts several thousand persons in the U.S. with 200 new cases reported each year. Thalidomide has been used to treat the disease worldwide for nearly 30 years with major improvement in approximately 90% of patients. The drug has been recommended by the World Health Organization as the treatment of choice for ENL. If the FDA approves marketing of thalidomide, ENL patients in the U.S. will be assured safe, regulated access to this effective treatment. "Health care practitioners in the U.S. have had restricted access to thalidomide which has been shown to effectively treat ENL in leprosy patients," said Leo Yoder, M.D., recently retired from the U.S. Public Health Service, who specializes in the treatment of leprosy. "The clinical and historical research indicates that, when properly used, thalidomide is a safe and effective treatment and this has now been confirmed."

While not binding, the committee's recommendations are carefully considered by the FDA, the agency which clears pharmaceutical products for marketing in the United States. "Given the significance and complexity of bringing regulated thalidomide into the U.S. market, we would like to recognize and applaud the determined effort put forth by both the FDA and the committee," said Celgene's President, Sol Barer, Ph.D. "We look forward to continuing our work with the FDA to ensure safe and appropriate use and distribution of thalidomide in the United States."


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To ensure the safe and effective delivery of thalidomide to patients who require it for the treatment of ENL, Celgene has developed a detailed patient/physician education program designed to prevent fetal exposure to the drug. Introduced in Europe in the 1950's, thalidomide was first prescribed as a sedative. It was withdrawn from the European market in 1962 when it was found to cause phocomilia, a birth defect characterized by shortened or missing limbs in the offspring of women who took the drug while pregnant. The product was never approved in the United States. Celgene Corp. uses proprietary expertise in small molecule chemistry to develop novel therapeutic agents and fine chemicals for the pharmaceutical, agrochemical, and allied industries.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the company's control which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending clinical trials and actions by the FDA and other regulatory authorities.


CONTACT:  Celgene Corporation, Bruce Williams, 732/271-1001
          or Makovsky & Co., Maria Favorito, 212/508-9600
          or Financial Relations Board, Brian Gill, 212/661-8030

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